UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 11, 2022, the Board of Directors of Ainos, Inc., a Texas corporation (the “Company”), approved a Non-Convertible Note dated March 4, 2022 (“Note”) in favor of Ainos, Inc., a Cayman Islands corporation (“Ainos KY”), with a principal amount of $800,000, interest of 1.85% per annum on unpaid principal and accrued interest, and a maturity date of February 28, 2023.  The terms of the Note were reviewed by our Audit Committee which recommended that the Board ratify approve the Note transaction.  The proceeds from the Note are expected to be used for working capital.  The Note includes standard provisions for notice, default, and remedies for default.  Notwithstanding the foregoing, the entire unpaid principal sum of the Note shall become immediately due and payable upon the occurrence of certain customary events.  Ainos KY is the Company’s majority and controlling shareholder.  A copy of the Note is attached as Exhibit 10(i) to this Form 8-K, which is incorporated by this reference.

In addition, the Company and Ainos KY executed a Promissory Note Extension Agreement dated March 17, 2022 (“Note Extension Agreement”).  Pursuant to the Note Extension Agreement, the due dates for certain Convertible Notes enumerated as #12.21 to #24.21 issued by the Company to Ainos KY were extended to February 28, 2023.  As of December 31, 2021 the total unpaid principal amount of $3,000,000 along with $9,507 in accrued interest were owed and outstanding to Ainos KY.  A copy of the Note Extension Agreement is attached as Exhibit 10(ii) to this Form 8-K, which is incorporated by this reference.

In addition, the information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters disclosed relating to the Note and Note Extension Agreement under Item 1.01 of this Form 8-K is incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2022, the Board approved the following Employment Agreements dated and effective March 17, 2022:

Chun-Hsien Tsai as Chief Executive Officer (the “Tsai Agreement”). The Tsai Agreement stipulates a basic monthly salary of NT $247,600 (New Taiwan Dollars) and $2,400 NT meal allowance. The Tsai Agreement also includes certain incentive compensation including a [target] year-end bonus equal to two months of the Mr. Tsai’s base monthly salary, a variable reward target of 10% to 100% of the annual salary based on the Company’s profitability and Mr. Tsai’s work performance, and a grant of 5,000,000 units of Restricted Stock Units, to be made subject to and upon shareholder approval of the Company's 2021 Stock Incentive Plan (the "2021 Plan") with a vesting date of September 30, 2022. A copy of the Tsai Agreement is attached as Exhibit 10(iii) to this Form 8-K, which is incorporated by this reference.

Hui-Lan Wu (aka Celia Wu) as Chief Financial Officer (the “Wu Agreement”). The Wu Agreement stipulates a basic monthly salary of NT $227,600 (New Taiwan Dollars) and $2,400 NT meal allowance. The Wu Agreement also includes certain incentive compensation including a [target] year-end bonus equal to two months of Ms. Wu’s base monthly salary, a variable reward target of 10% to 100% of the annual salary based on the Company’s profitability and Ms. Wu’s work performance, and a grant of 2,000,000 units of Restricted Stock Units, to be made subject to and upon shareholder approval of the 2021 Plan with a vesting date of September 30, 2022. A copy of the Wu Agreement is attached as Exhibit 10(iv) to this Form 8-K, which is incorporated by this reference.

2

Chih-Heng Jack Lu as Director of Corporate Development and Corporate Secretary (the “Lu Agreement”). The Lu Agreement stipulates a basic monthly salary of NT $177,600 (New Taiwan Dollars) and $2,400 NT meal allowance. The Lu Agreement also includes certain incentive compensation including a [target] year-end bonus equal to two months of Mr. Lu’s basic monthly salary, a variable reward target of 10% to 100% of the annual salary based on the Company’s profitability and Mr. Lu’s work performance, and a grant of 1,000,000 units of Restricted Stock Units, to be made subject to and upon shareholder approval of the 2021 Plan with a vesting date of September 30, 2022. A copy of the Lu Agreement is attached as Exhibit 10(v) to this Form 8-K, which is incorporated by this reference.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each Agreement filed with the SEC in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

(d) Exhibits

Exhibit No.	Description
10(i)	Non-Convertible Note dated March 4, 2022.
10(ii)	Note Extension Agreement dated March 17, 2022.
10(iii)	Employment Agreement by and between Chun-Hsien Tsai and Ainos, Inc. dated March 17, 2022.
10(iv)	Employment Agreement by and between Hui-Lan Wu (aka Celia Wu) and Ainos, Inc. dated March 17, 2022.
10(v)	Employment Agreement by and between Chih-Heng Jack Lu and Ainos, Inc. dated March 17, 2022.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: March 17, 2022	By:	/s/ Chun-Hsien Tsai
	Name:	Chun-Hsien Tsai
	Title:	Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description
10(i)	Non-Convertible Note dated March 4, 2022.
10(ii)	Note Extension Agreement dated March 17, 2022.
10(iii)	Employment Agreement by and between Chun-Hsien Tsai and Ainos, Inc. dated March 17, 2022.
10(iv)	Employment Agreement by and between Hui-Lan Wu (aka Celia Wu) and Ainos, Inc. dated March 17, 2022.
10(v)	Employment Agreement by and between Chih-Heng Jack Lu and Ainos, Inc. dated March 17, 2022.

5